Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-115964 on Form S-8 of Sierra Health Services, Inc. of our report dated June 22, 2004, appearing in this Annual Report on Form 11-K of Sierra Health Automatic Retirement Plan for the year ended December 30, 2003.

/s/DELOITTE & TOUCHE LLP

Las Vegas, Nevada
June 22, 2004